CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion of my Auditors' Report, dated September 30 , 2020, on the financial statements of Skybox Sports Network Inc., as of June 30, 2020 and for the period from inception, June 15, 2020 to June 30, 2020 in the Form 1-A Tier II Registration Statement. We also consent to application of such report to the financial information in the Form 1-A Tier II, when such financial information is read in conjunction with the financial statements referred to in our report.

Denver, Colorado

November 15, 2020